UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2015

MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MVP REIT, Inc. (the “Company,” or “MVP REIT”) hereby amends the Current Report on Form 8-K filed on March 18, 2015 to provide the required financial information relating to our acquisition of a multi-level parking garage located in Fort Worth, Texas, as described in such Current Report.

Item 9.01 Financial Statements and Exhibits.

The following financial statements are being filed in connection with the acquisition of certain property as described in Item 2.01 as required by Sections 210.3-14 and 210.11-01 of Regulation S-X.

(a)	Financial Statements of Property Acquired
Independent Auditors’ Report
Consolidated Balance Sheets as of December 31, 2014, 2013 and 2012
Consolidated Statements of Operations for the years ended December 31, 2014, 2013 and 2012
Consolidated Statements of Changes in Members’ Equity for the years ended December 31, 2014, 2013 and 2012
Consolidated Statements of Cash Flows for the years ended December 31, 2014, 2013 and 2012
Notes to the Consolidated Financial Statements for the years ended December 31, 2014, 2013 and 2012

(b)	Unaudited Pro Forma Financial Information
Pro Forma Consolidated Statement of Operations (unaudited) for the Three Months Ended March 31, 2015
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2014

(c)	Shell Company Transactions
None

(d)	Exhibits
None

INDEPENDENT AUDITORS’ REPORT

To the Members

LAZ/LA VI, LLC and Subsidiaries

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of LAZ/LA VI, LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2014, 2013 and 2012, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LAZ/LA VI, LLC and Subsidiaries, as of December 31, 2014, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Sale of Property

As discussed in Note 2 to the financial statements, LAZ/LA VI, LLC and Subsidiaries entered into a purchase and sale agreement to sell substantially all of its assets. Our opinion is not modified with respect to that matter.

Hartford, Connecticut

March 9, 2015

LAZ/LA VI, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2014, 2013 and 2012

	2014	2013	2012
Assets
Real estate and equipment	$14,579,871	$15,415,797	$16,278,772
Cash	209,497	404,310	213,536
Tax and insurance escrow held by lender	185,063	157,952	145,415
Due from related party	163,504	132,866	433,246
Other assets	5,447	9,318	14,108
Deffered charges, net	221,205	238,828	256,451

Total assets	$15,364,587	$16,359,071	$17,341,528

Liabilties and Members' Equity
Mortgage note payable	$12,242,835	$12,484,938	$12,713,908
Accounts payable and accrued liabilities	204,701	217,781	263,977
Prepaid rent	--	--	15,762
Security deposits held	115,900	115,900	115,900

Total liabilities	12,563,436	12,818,619	13,109,547

Members' equity	2,801,151	3,540,452	4,231,981

Total liabilities and members' equity	$15,364,587	$16,359,071	$17,341,528

LAZ/LA VI, LLC and Subsidiaries

Consolidated Statements of Operations

For the years ended December 31, 2014, 2013 and 2012

	2014	2013	2012
Revenues
Rental Income	$2,081,849	$2,033,660	$536,395
Revenue from lease	--	8,693	1,229,749
Total revenues	2,081,849	2,042,353	1,766,144

Operating expenses
Property taxes	225,124	226,216	233,834
Compensation and benefits	115,666	101,299	25,124
Administrative	76,336	73,793	92,920
Management fee	72,865	71,174	--
Insurance	66,183	71,340	16,287
Repairs and maintenance	33,757	70,568	17,510
Total operating expenses	589,931	614,390	385,675

Net operating income	1,491,918	1,427,963	1,380,469

Other expenses
Interest expense	(691,768)	(710,564)	(722,227)
Depreciation	(850,206)	(863,844)	(870,663)
Amortization	(17,623)	(17,623)	(36,887)

Net loss	$(67,679)	$(164,068)	$(249,308)

LAZ/LA VI, LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Equity

For the years ended December 31, 2014, 2013 and 2012

	2014	2013	2012
Lubert-Adler Real Estate Fund VI, L.P.
Beginning balance	$3,577,628	$4,234,581	$4,661,424
Distributions	(638,041)	(501,088)	(190,000)
Net loss	(64,295)	(155,865)	(236,843)
Ending balance	2,875,292	3,577,628	4,234,581

LAZ Parking Realty Investors, LLC
Beginning balance	(133,477)	(117,710)	(107,466)
Distributions	(15,313)	(12,026)	(4,560)
Net loss	(1,543)	(3,741)	(5,684)
Ending balance	(150,333)	(133,477)	(117,710)

LPRI Parallel Fund VI, LLV
Beginning balance	96,301	115,110	127,331
Distributions	(18,268)	(14,347)	(5,440)
Net loss	(1,841)	(4,462)	(6,781)
Ending balance	76,192	96,301	115,110

Total members' equity
Beginning balance	3,540,452	4,231,981	4,681,289
Distributions	(671,622)	(527,461)	(200,000)
Net loss	(67,679)	(164,068)	(249,308)
Ending balance	$2,801,151	$3,540,452	$4,231,981

LAZ/LA VI, LLC and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2014, 2013 and 2012
	2014	2013	2012
Cash flows from operating activites
Net loss	$(67,679)	$(164,068)	$(249,308)
Adjustments to reconcile net loss to net change from operating activites:
Depreciation	850,206	863,844	870,663
Amortization	17,623	17,623	36,887
Change in operating assets and liabilities	--	--	--
Due from related party	(30,638)	300,380	(433,009)
Other assets	3,871	4,790	6,941
Accounts payable and accrued liabilties	(13,080)	(46,196)	(11,523)
Prepaid rent	--	(15,762)	11,630
Net change from operating activities	760,303	960,611	232,281

Cash flows from investing activites
Net change in tax and insurance escrow	(27,111)	(12,537)	2,160
Payments for improvements of real estate	(14,280)	(869)	--
Payments for deferred charges	--	--	(7,073)
Net change from investing activities	(41,391)	(13,406)	(4,913)

Cash flows from financing activities
Principal payments on mortgage payable	(242,103)	(228,970)	(216,551)
Distributions to members	(671,622)	(527,461)	(200,000)
Net change from financing activities	(913,725)	(756,431)	(416,551)

Net change in cash	(194,813)	190,774	(189,183)
Cash, beginning of year	404,310	213,536	402,719
Cash, end of year	$209,497	$404,310	$213,536

Supplemental cash flow information
Cash paid for interest expense during the year	$691,768	$710,564	$722,227

LAZ/LA VI, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2014, 2013 and 2012

Note 1 – Summary of Significant Accounting Policies

Nature of Activities

LAZ/LA VI, LLC (the “Company”) was formed on May 30, 2008, and commenced operations September 5, 2008, as a limited liability company under the laws of the State of Delaware. Under this form of organization, the members are not liable for the debts of the Company. The Company owns a parking garage located in Forth Worth, Texas. See Note 2 for a summary of the Company’s real estate activity.

Basis of Accounting and Principles of Consolidation

The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries - LAZ/LA VI THE, L.P. and LAZ/LA VI THE GP, LLC, each formed on September 5, 2008 in conjunction with the commencement of operations. All intercompany accounts have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Effective October 1, 2012, revenue consists of parking receipts through monthly parkers as well as daily parkers and is net of sales tax associated with this revenue. Monthly parking revenue is recognized at the beginning of each month, and generally is collected when due. Prior to October 1, 2012, revenue consisted of lease income under an arrangement with a related party (see related party footnote).

Concentrations of Credit Risk

The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash.

Real Estate and Equipment

Real estate and equipment are stated at cost. Depreciation is provided over the following estimated useful lives using the straight-line method: land improvements over 20 years; and equipment over 5 years.

Expenditures for renewals and betterments that extend the useful lives of real estate and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

The Company reviews its long-lived assets for impairment when required to under certain circumstances. If the carrying value of the long-lived asset exceeds the undiscounted cash flows expected to be derived from the asset, then recorded amounts of the assets will be reduced to their fair value. There was no impairment loss recognized for the years ended December 31, 2014, 2013 or 2012.

Deferred Charges

Deferred charges consist of loan acquisition costs. Loan acquisition costs represent legal fees and other related costs associated with the mortgage that have been deferred and are being amortized over the duration of the mortgage on a straight-line basis.

Income Taxes

The Company is treated as a partnership for Federal and State income tax purposes and does not incur income taxes. Instead, the members are taxed on their proportionate share of the Company’s taxable income. The consolidated financial statements do not reflect a provision for Federal and State income taxes.

The Company accounts for uncertainty in income taxes in accordance with the Income Tax Topic of the FASB Accounting Standards Codification (FASB ASC). No interest and penalties related to income taxes have been recognized in the accompanying consolidated financial statements. The Company believes there are no uncertain tax positions. The Company files a Federal income tax return, which represents the only tax jurisdiction for which the Company is required to file an income tax return. The statutes of limitations for Federal tax years 2011 through 2013 remain open for audit.

Subsequent Events

In preparing these financial statements, management has evaluated events and transactions for potential recognition and disclosure through March 9, 2015, the date the financial statements were available to be issued.

Note 2 – Sale

In November 2014, the Company entered into a purchase and sale agreement to sell its real estate and equipment for $23,500,000. The transaction is expected to close on March 10, 2015.

Note 3 – Real Estate

On September 5, 2008, the Company acquired a 1,023 stall parking garage situated on over an acre of land in Fort Worth, Texas. The aggregate purchase price, including costs incurred to acquire the property, was $19,818,399.

The following assets are included in real estate and equipment as of December 31:

	2014	2013	2012
Land	$3,404,228	$3,404,228	$3,404,228
Land improvements	16,311,882	16,311,882	16,311,882
Equipment	290,497	276,216	275,347
	20,006,607	19,992,326	19,991,457
Less accumulated depreciation	(5,426,736)	(4,576,529)	(3,712,685)
	$14,579,871	$15,415,797	$16,278,772

Note 4 – Deferred Charges

The Company capitalized loan acquisition costs in the amount of $298,778 in connection with obtaining financing for the Company’s mortgage note payable. Accumulated amortization was $77,573, $59,950, and $42,327 as of December 31, 2014, 2013 and 2012, respectively. Amortization expense for the next five years is expected to be $17,623.

Note 5 – Mortgage Note Payable

The following is a summary of the Company’s mortgage note payable at December 31:

	2014	2013	2012
Note payable in monthly installments of $77,823, including interest at 5.59%, maturing August 1, 2021. The note was originated by the Company in the amount of $13,000,000 in connection with the refinance of the previous mortgage notes payable.	$12,242,835	$12,484,938	$12,713,908

Future maturities of the mortgage note payable are as follows:
For the year ending December 31, 2015	$255,989
2016	270,671
2017	286,195
2018	302,610
2019	319,996
Thereafter	10,807,404
$12,242,835

Note 6 – Related Party Transactions

The Company leased the parking garage and related equipment to LAZ Parking Texas, LLC (“LAZ Parking”), an entity affiliated through common ownership. LAZ Parking operated the parking garage and in return paid the Company rental income under an annual operating lease, which terminated on September 30, 2012.

Effective October 1, 2012, the Company entered into a management agreement with LAZ Parking for 3.5% of monthly revenue collected. LAZ Parking retains the money collected each month under lease agreements with parkers as well as daily parking revenue, and remits the cash to the Company the following month. As of December 31, 2014, 2013 and 2012, LAZ Parking owed the Company $151,789, $151,623 and $433,173 under this agreement.

The Company entered into a management agreement with LAZ Parking Realty Investors, LLC (“LPRI”), which is entity owned by a member of the Company. LPRI manages the day-to-day affairs of the Company and carry out the directives of the members. LPRI does not receive any fees for these services.

Note 7 – Distributions and Allocations of Income/(Loss)

Distributable Cash from Operations: Distributions are made in accordance with the Company’s operating agreement and made at the discretion of the members to the extent available.

Distributable Cash from Capital Transactions: Cash proceeds received after payment of the Company’s expenses relating to the transaction and any such indebtedness of the Company that is due and payable shall be distributed to the members, at their discretion, after setting aside any reasonable reserves within thirty days following receipt by the Company of the proceeds.

All distributions are distributed to the members in the following order of priority:

a)
First, to the members, an amount equal to their unpaid Preferred Return owing to the members, reduced by any amounts previously distributed to such member under the agreement, distributed to each member prorata in proportion to the amount of such members’ unpaid Preferred Return.

b)	Second, to the members, prorata, in accordance with each member’s unreturned capital contributions account, until each member’s account has been reduced to zero.
c)	Third, to the promote sharing members, prorata, in accordance with their respective percentage interests.

Allocation of Income and Losses: Net income of the Company for any fiscal year is allocated among the members as follows:

b)	Second, to the members, prorata, in accordance with each member’s unreturned capital contributions account, until each member’s account has been reduced to zero
c)	Third, to the promote sharing members, prorata, in accordance with their respective percentage interests.

Allocation of Income and Losses: Net income of the Company for any fiscal year is allocated among the members as follows:

a)	First, to reverse the prior allocation of cumulative net losses to the members (in the order of the most recent loss allocations to least recent loss allocations); and
b)	Second, to each member so as to increase the capital account of each member to reflect as closely as possible the priority and amount in which each member would receive distributions.

Net losses of the Company for any fiscal year are allocated among the members as follows:

a)	First, to reverse the prior allocation of cumulative net income to the members (in the order of the most recent profit allocations to least recent profit allocations); and
b)	Second, to each member so as to reduce the capital account of each member to reflect as closely as possible the priority and amount in which each member would receive distributions upon liquidation.

MVP REIT, Inc.
Pro Forma Financial Information

On March 16, 2015, MVP REIT, Inc. acquired MVP Fort Worth Taylor, LLC (“Fort Worth”) (the “Property”). On March 16, 2015, the Company closed on its $23.3 million purchase of a multi-level parking garage. The parking garage consists of 1,013 parking spaces and approximately 11,828 square feet of office space.  The parking garage is located in Fort Worth, Texas.  In connection with the purchase, the Company assumed the existing financing on the parking garage.  The existing financing has a maturity date of August 2021, has a balance of approximately $12.2 million, and an interest rate of 5.59% per annum.  The Company paid customary closing costs in connection with the transaction.

The accompanying Unaudited Consolidated Statements of Operations for the three months ended March 31, 2015 and the year ended December 31, 2014 present the results of operations of the Company as if the transactions described in the Notes to the Unaudited Pro Forma Consolidated Financial Statements had been completed on January 1, 2014.

The accompanying Unaudited Pro Forma Consolidated Financial Statements are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the Unaudited Pro Forma Consolidated Financial Statements include pro forma allocations of the purchase price for the properties discussed in the accompanying notes based upon preliminary estimates of the fair values of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

MVP REIT, Inc.
Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2015

	MVP REIT	Pro Forma Adjustments	Pro Forma
	(A)	(B)
Revenue:
Rental revenue	$688,000	$313,000	$1,001,000
Total Revenue	688,000	313,000	1,001,000

Operating expenses
General administrative	204,000	--	204,000
Acquisition expense (E)	103,000	--	103,000
Acquisition expenses - related party (E)	988,000	--	988,000
Operating and maintenance	88,000	--	88,000
Depreciation expense (C)	94,000	93,000	187,000
Total operating expenses	1,477,000	93,000	1,570,000
Loss from operations	$(789,000)	$220,000	$(569,000)
Interest expense (D)	212,000	142,000	354,000
Loan fees	20,000	1,000	21,000
Total other expense	232,000	143,000	375,000
Net income (loss)	$(1,021,000)	$77,000	$(944,000)
Basic and diluted loss per weighted average common share	$(0.20)	$0.01	$(0.19)
Pro forma common shares outstanding, basic and diluted	4,766,054	4,766,054	4,766,054

See notes to pro forma consolidated financial statements.

MVP REIT, Inc.
Pro forma Consolidated Statement of Operations
For the year ended December 31, 2014

	MVP REIT	Pro Forma Adjustments	Pro Forma
	(A)	(B)
Revenue:
Rental revenue	$658,000	$1,513,000	$2,171,000
Total Revenue	658,000	1,513,000	2,171,000

Operating expenses
General administrative	775,000	--	775,000
Acquisition expense (E)	235,000	--	235,000
Acquisition expenses - related party (E)	1,898,000	--	1,898,000
Operating and maintenance	422,000	--	422,000
Depreciation expense (C)	44,000	449,000	493,000
Total operating expenses	3,374,000	449,000	3,823,000
Loss from operations	$(2,716,000)	$1,064,000	$(1,652,000)
Other income and expense
Interest expense (D)	(143,000)	(674,000)	(817,000)
Income from investment in equity method investee	6,000	--	6,000
Other income	127,000	--	127,000
Loan fees	(26,000)	(3,000)	(29,000)
Total income and other expense	(36,000)	(677,000)	(713,000)
Net income (loss)	$(2,752,000)	$387,000	$(2,365,000)
Basic and diluted loss per weighted average common share	$(0.76)	$0.11	$(0.65)
Pro forma common shares outstanding, basic and diluted	3,639,056	3,639,056	3,639,056

See notes to pro forma consolidated financial statements.

MVP REIT, Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)

A.
Reflects the Company’s statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015. Please refer to the Company’s historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015.

B.
Figures reflect the financial position as of March 31, 2015 and the results of the operations for the year ended December 31, 2014 and for the period from January 1, 2015 through March 31, 2015, unless otherwise noted.

C.
The depreciation expense of the buildings (over 39 years) is based on the purchase price allocation in accordance with U.S. generally accepted accounting principles, as if the Company had acquired the Property on January 1, 2014.

D.	The notes payable balance and related interest expense is reflective of the Company's assumption of the existing property debt of $12,180,000 at an annual interest rate of 5.59%.
E.	Costs related to the acquisition of the property are excluded from the pro forma consolidated statement of operations because such costs are nonrecurring.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date:

Assets
Land and improvements	$5,834,000
Building and improvements	17,502,000
Total assets acquired	23,336,000
Liabilities
Note payable	12,180,000
Total liabilities assumed	12,180,000
Net assets and liabilities acquired	$11,156,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 29, 2015

MVP REIT, INC.

By:/S/ Tracee Gress
        Tracee Gress
        Chief Financial Officer